                                                                     EXHIBIT 2.1










                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                      ------------------------------------
                                  ("Agreement")

                                 by and between

                              COMMUNITY FIRST, INC.
                              ---------------------
                                   ("Company")

                                       and

                          COMMUNITY FIRST BANK & TRUST
                                    ("Bank")








                                 April 16, 2002

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") is executed and delivered as of April 16, 2002, by and between COMMUNITY FIRST, INC., a Tennessee corporation and bank holding company ("Company"), and COMMUNITY FIRST BANK & TRUST, a Tennessee-chartered banking corporation ("Bank"), for the purpose of effecting a statutory share exchange to facilitate the formation of a one-bank holding company that will own all of the issued and outstanding shares of Bank.

         IN CONSIDERATION of the premises contained herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                             EXCHANGE OF THE SHARES

         1.01     The Share Exchange

                  (a) Generally. Subject to the terms and conditions herein set forth, at the Effective Time and in accordance with the Tennessee Business Corporation Act (the "Act"), each shareholder of record as of the Effective Time ("Bank Shareholder") of Community First Bank & Trust common stock, par value ten dollars ($10.00) per share, ("Bank Stock") will receive one (1) share of Community First, Inc. common stock, par value ten dollars ($10.00) per share, ("Company Stock") for each one (1) share of Bank Stock such Bank Shareholder owns on the record date (the "Exchanged Shares" or the "Share Exchange" as the context requires). On the Closing Date, Company and Bank shall execute and file with the Secretary of State of Tennessee Articles of Share Exchange in the form of Exhibit A (the "Articles of Share Exchange"). The "Effective Time" of the Share Exchange shall be at the time and on the date the Articles of Share Exchange are accepted for filing by the Secretary of State of Tennessee.

                  (b) Exchange and Conversion of Shares. Subject to the provisions of this Article I, at the Effective Time, by virtue of the Share Exchange and without any action on the part of Bank or Company, or the shareholders of either of the foregoing, the Exchanged Shares shall be exchanged and converted as follows:

                           (i)      Each share of Bank Stock issued and
outstanding at the Effective Time shall be deemed exchanged for and converted into one (1) share of Company Stock.

                           (ii)     After the Effective Time the Company shall
be the sole shareholder of the Bank and no Bank Shareholder shall have any rights arising out of or relating to Bank Stock except that such Bank Shareholder shall thereafter be deemed to be a shareholder of the Company with the same number of shares of Company Stock as such Bank Shareholder owned of Bank Stock immediately prior to the Effective Time. Each Bank Shareholder shall be entitled to receive a certificate or certificates evidencing his or her stock in the Company upon such Bank Shareholder's delivery to the Company of the certificate(s) evidencing such Bank Shareholder's Bank Stock together with a Letter of Transmittal as contemplated by Section 1.02 hereof; provided, however, that the failure of any Bank Shareholder to deliver to the Company such certificates and/or Letter of Transmittal and/or the failure of the Company to issue to the Bank Shareholder the certificates evidencing the Company Stock shall not affect in any way the effectiveness of the Share Exchange or the results thereof as described above.

                  (c) Tax-Free Reorganization. Company and Bank intend that the Share Exchange constitute a "reorganization" within the meaning of the Internal Revenue Code of 1986, as amended ("IRC"), section 368(a)(1)(B), and that this Share Exchange constitute a plan of reorganization thereunder. Neither Company nor Bank shall take any position inconsistent with such intentions.

                  (d) Amendment. This Article I may be modified or amended in any manner at any time and from time to time prior to the Effective Time by the boards of directors of Company and Bank without any action by the shareholders of Company or Bank; provided, however, that no modification or amendment may be made that alters or changes any term or condition of this Agreement that would result in an adverse effect on the holders of any class or series of shares of the corporations party hereto, without the approval of such holders.

         1.02 Deliveries. At the Closing, or as soon as practicable thereafter, Company shall deliver to Bank Shareholders a certificate or certificates representing the number of shares of Company Stock to which such Bank Shareholder is deemed to own pursuant to Section 1.01(b) of this Agreement upon submission of certificate(s) representing such Bank Shareholder's Bank Stock, with a properly completed and executed Letter of Transmittal in the form attached hereto as Exhibit B.

         1.03 Continuation to do Business. Between the date hereof and the Closing Date and the Effective Time, the Bank shall continue to operate its business in the ordinary course.


                                   ARTICLE II
                           MUTUAL REPRESENTATIONS AND
                         WARRANTIES BY COMPANY AND BANK

         Company and Bank hereby represent, warrant, agree with, and to each other as follows as of the date of this Agreement and as of the Closing Date, with full knowledge that such representations and warranties being true at those times are a material consideration and inducement to the execution of this Agreement by Company and Bank and the consummation of the transactions contemplated hereunder:

         2.01 Due Organization. Company and Bank are Tennessee corporations duly organized, validly existing and in good standing under the corporate and/or banking laws of the State of Tennessee and each has all requisite power and authority to carry on and conduct its respective business as it is now being conducted.

         2.02 Power and Authority. Company and Bank each have full corporate power and authority to execute, deliver and perform this Agreement, subject to any required Statutory or Regulatory Approvals. The execution, delivery and performance of this Agreement by Company has been duly authorized by its board of directors, shareholder action not being required under applicable law because the Company does not have shareholders at this time and will not have shareholders as of the Closing Date or the Effective Time, and no other corporate action on the part of Company is necessary to approve the execution, delivery and performance of this Agreement. The execution, delivery, and performance of this Agreement by Bank has been duly authorized by its board of directors, shareholder approval not being required under applicable law and no other corporate action on the part of the Bank is necessary to approve the exception, delivery, and performance of this Agreement.

         2.03 Non-contravention. The execution, delivery and performance of this Agreement by Company and Bank and the consummation of the transactions contemplated hereby will not:

                  (a) Violate or conflict with any provision of the charters of incorporation or bylaws of Company or Bank;

                  (b) Breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, franchise or any other material agreement, instrument or obligation to which Bank or Company is a party, or by which Bank or Company or any of their respective properties or assets are bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Bank or Company pursuant to the terms of any such instrument or obligation, which breach, violation, or event of default would result in a materially adverse effect on Bank or Company;

                  (c) Violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other decision of any federal, state, city, county, parish or foreign court or governmental or regulatory body, agency or authority ("Governmental Authority") applicable to Bank or Company or by which any of their respective properties or assets may be bound ("Applicable Law"), where such violations or conflicts, individually or in the aggregate, may reasonably be expected to result in material losses to Bank or Company; or

                  (d) Require, on the part of Bank or Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to any Governmental Authority, except for (1) notice or application to the Tennessee Department of Financial Institutions, the Federal Reserve Board and/or the Federal Deposit Insurance Corporation; and (2) the filing of the Articles of Share Exchange with the Secretary of State of Tennessee and any other required state filings (the foregoing being referred to as the "Required Statutory Approvals").

         2.04 Authorized and Issued Stock of the Bank and the Company. The Company has as of the date hereof and will continue to have immediately after the Effective Time, one class of authorized stock consisting of one million five hundred thousand (1,500,000) shares of common stock, par value ten dollars ($10.00) per share. As of the date hereof, the Bank has and, immediately prior to the Effective Time the Bank will continue to have, one class of authorized stock consisting of one million five hundred (1,500,000) shares of common stock, par value ten dollars ($10.00) per share. As of the date hereof, there are no issued and outstanding shares of Company Stock. Immediately after the Effective Time, there will be five hundred seventy-two thousand seven hundred fifty three (572,753) shares of Company Stock issued and outstanding which will equal the number of shares of Bank Stock issued and outstanding immediately prior to the Effective Time. The shares of Company Stock issued and outstanding immediately after the Effective Time shall have identical designations, preferences, limitations, and relative rights and voting power and rights to participate in distributions on dissolution as the shares of Bank Stock issued and outstanding immediately prior to the Effective Time. Because the Share Exchange contemplates a one-for-one exchange of the Company Stock for Bank Stock, the Bank Shareholders will hold immediately after the Effective Time the same number of shares of Company Stock with identical designations, preferences, limitations, and relative rights with the same voting power and rights to participate in distributions on dissolution as they held of Bank Stock immediately prior to the Effective Time.

         2.05 Charter, Bylaws and Directors. The Charter and Bylaws of each of the Company and the Bank are the same in all material respects. The directors of the Company and the Bank are the same.

         2.06 Limited Assets of the Company. The Company has as of the date hereof and will have as of the Closing Date no significant assets. After the Effective Time, the Company will have no significant assets other than the stock of the Bank.

         2.07 Interests Before and After Effective Time. The Bank Shareholders will have immediately after the Effective Time, the same proportional share interest in the Company as they held in the Bank immediately prior to the Effective Time. The rights and interests of the Bank Shareholders in the Company immediately after the Effective Time will be substantially the same as their interests in the Bank immediately prior to the Effective Time.

         2.08 Assets and Liabilities. The Company will have after the Effective Time substantially the same assets and liabilities, on a consolidated basis, as the Bank had prior to the Effective Time.

         2.09 Number and Identity of Bank Shareholders. As of the date hereof, there are 1,756 Bank Shareholders. The stock ledger and other shareholder records previously provided by the Bank to the Company are accurate and complete.


                                   ARTICLE III
                                   THE CLOSING

         3.01 Time, Date and Place of Closing; Articles of Share Exchange. A closing (the "Closing") shall be held as described herein on the date described herein (the "Closing Date"). The deliveries contemplated by this Agreement to be made at the Closing shall be made at the offices of the Bank, 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401 at 11:00 a.m., local time, on April 16, 2002, or, if later, one business day after all the conditions to Closing have been satisfied or such other date and location as may be mutually agreeable, and immediately thereafter the Articles of Share Exchange to be executed and delivered shall be filed with the Secretary of State of Tennessee.

         3.02 Events Comprising the Closing. The Closing shall not be deemed to have occurred unless and until the deliveries and filings contemplated by
Section 3.01 have been made, and none of these items shall have been deemed to be delivered or filed unless and until all of them have been delivered or filed.

         3.03 Conditions to Obligations of Company. The obligations of Company to make the deliveries under this Article III are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Bank:

                  (a) Representations and Warranties. The representations and warranties of Bank contained in Article II hereof shall be true as of the date when made and again as of the Closing Date as if made on such date (except for changes permitted or contemplated by this Agreement and disregarding any time, materiality or knowledge qualifiers);

                  (b) Compliance. Bank shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date;

                  (c) Governmental Actions. No Governmental Authority shall have instituted any action, suit or proceeding, or given notice of its intent to do so, that has not subsequently been withdrawn, dismissed with prejudice or otherwise eliminated, which in the reasonable opinion of Company has or is likely to have a material and adverse effect on the transaction contemplated by this Agreement;

                  (d) Copies of Resolutions. Bank shall have delivered certified copies of the resolutions of the Bank Board of Directors authorizing the consummation of the transaction herein contemplated; and

                  (e) Approvals. All Required Statutory Approvals regarding the proposed transaction shall have been obtained and all waiting periods shall have expired without further requests for information.

                  (f) No Adverse Change. Neither the Company nor the Bank shall have suffered any material adverse change in its respective business, prospects, financial condition, working capital, assets, liabilities, reserves, or operations.

         3.04 Conditions to Obligations of Bank. The obligations of Bank to make the deliveries under this Article III and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Company:

                  (a) Representations and Warranties. The representations and warranties of Company contained in Article II shall be true as of the date when made and as of the Closing Date as if made on such date;

                  (b) Compliance. Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date;

                  (c) Governmental Action. No Governmental Authority shall have instituted any action, suit or proceeding, or given notice of its intent to do so, that has not subsequently been withdrawn, dismissed with prejudice or otherwise eliminated, which in the reasonable opinion of Bank has or is likely to have a material and adverse effect on the transactions contemplated by this Agreement;

                  (d) Approvals. All Required Statutory Approvals regarding the proposed transaction shall have been obtained and all waiting periods shall have expired without further requests for information; and

                  (e) Copies of Resolutions. Company shall have delivered certified copies of the resolutions of its Board of Directors authorizing the consummation of the transactions herein contemplated.

                  (f) No Adverse Change. Neither the Company nor the Bank shall have suffered any material adverse change in its respective business, prospects, financial condition, working capital, assets, liabilities, reserves, or operations.

         3.05 Delivery Obligations of the Bank at Closing. The Bank shall deliver the following at the Closing:

                  (a) Certificate. A certificate executed by an authorized officer of the Bank dated as of the Closing Date certifying that the representations and warranties contained in this Agreement are true and correct on the Closing Date as if made on and as of such date and identifying any change in the number, identity, or address of the Bank Shareholders of record between the date hereof and said Closing Date.

                  (b) Articles of Share Exchange. The Articles of Share Exchange executed by the Bank.

                  (c) Other. Such other documents and certificates as the Company may reasonably and timely request to document or to consummate more effectively the transactions contemplated by this Agreement or to evidence the compliance by the Bank with any condition or obligation in this Agreement.

         3.06 Delivery Obligations of the Company at the Closing. The Company shall deliver the following at the Closing:

                  (a) Certificate. A certificate executed by an authorized officer of the Company dated as of the Closing Date certifying that representations and warranties of the Company in this Agreement are true and correct on the Closing Date as if made on and as of such date.

         (b) Articles of Share Exchange. The Articles of Share Exchange executed by the Company.

         (c) Transmittal Letters. Letters in form acceptable to the Bank, ready for mailing to the Bank Shareholders which letters shall explain the nature of the Share Exchange and include with them a Letter of Transmittal in the form attached hereto as Exhibit B which the Bank Shareholders shall be requested to execute and return to the Company with any and all stock certificates evidencing such Bank Shareholder's Bank stock.

         (d) Other Documents. Such other documents or certificates as the Bank may reasonably and timely request to document or consummate more effectively the transactions contemplated by this Agreement or to evidence the compliance by the Company with any condition or obligation in this Agreement.

                                   ARTICLE IV
                           TERMINATION AND ABANDONMENT

         4.01 Termination and Abandonment. This Agreement may be terminated at any time and the Share Exchange abandoned at any time prior to the Closing without liability of any party to any other party, under the following circumstances:

                  (a) Mutual Agreement. The mutual written agreement of Bank and Company.

                  (b) Breach of Representation or Warranty. If any representation or warranty contained herein is untrue.

                  (c) Governmental Authority. Either Bank or Company may terminate by written notice to the other if any action or proceeding shall have been instituted before any Governmental Authority or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any Governmental Authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions (a "Governmental Objection"), and such action or proceeding shall not have been dismissed or otherwise eliminated or such written threat shall not have been withdrawn or rescinded or otherwise eliminated before December 31, 2002.

         4.02 Rights and Obligations Upon Termination. Upon the termination of this Agreement, no party shall have any further obligation to the other, except that unless terminated by mutual agreement or pursuant to Section 4.01(b), no termination of this Agreement under any provision of this Article IV shall prejudice any claim a party may have under this Agreement that arises prior to the effective date of such termination.


                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.01 Good Faith; Further Assurances. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions, and to cause the transaction contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

         5.02     Notices. All notices, communications and deliveries under this
Agreement: (a) shall be made in writing, signed by the party making the same;
(b) shall specify the Section of
this Agreement pursuant to which it is given; (c) shall either be delivered in person or by telecopier or a nationally recognized next business day delivery service for next business day delivery; (d) shall be deemed given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date transmitted (if the party, or its employee or agent, giving the notice has no reason to believe that the transmission was not made or received); or (iii) if sent by a nationally recognized next business day delivery service for next business day delivery (with cost prepaid), on the first business day after so sent; and (e) shall be deemed received (i) if delivered in person, on the date of personal delivery, (ii) if telecopied, on the first business day after transmitted (if the party giving the notice, or its employee or agent, has no reason to believe that the transmission was not made or received), or (iii) if sent by a nationally recognized next business day delivery service for next business day delivery, on the first business day after so sent. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given shall control the date notice is given or received. The addresses and requirements for copies are as follows:

         To Company:                                          with a copy to:
                  Marc R. Lively, President                            Kathryn Reed Edge
                  Community First, Inc.                                Miller & Martin LLP
                  501 South James M. Campbell Boulevard                150 Fourth Avenue North, Suite 1200
                  Columbia, TN  38401                                  Nashville, TN  37219
                  931-388-3188 (facsimile)                             615/256-8197 (facsimile)

         To Bank:                                             with a copy to:
                  Mark W. Hines, President                             Kathryn Reed Edge
                  Community First Bank & Trust                         Miller & Martin LLP
                  501 South James M. Campbell Blvd.                    150 Fourth Avenue North, Suite 1200
                  Columbia, TN  38402                                  Nashville, TN  37219
                  931/388-3188 (facsimile)                             615/256-8197 (facsimile)

or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 5.02 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

         5.03 Assignment. This Agreement is binding upon the parties hereto, and their respective legal representatives, heirs, successors and assigns, and inures to the benefit of the parties and their respective legal representatives, heirs, legatees, devisees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person whatsoever). No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto.

         5.04 Captions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof and shall not be considered in the interpretation or construction of this Agreement in any proceeding.

         5.05 Amendment; Waiver; Remedies Cumulative. This Agreement may not be altered or amended except in writing signed by Company and Bank. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

         5.06 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and each of their legal representatives, heirs, and permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.

         5.07 Exhibits; Disclosure Schedules. All Exhibits and Disclosure Schedules to this Agreement are hereby incorporated into this Agreement and hereby are made a part of this Agreement as if set out in full in the first place that reference is made thereto.

         5.08 Counterparts; Entire Agreement. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. One or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts. This Agreement shall become effective when one or more counterparts have been executed by Company and Bank and delivered to such parties. This Agreement together with all Exhibits hereto and all other agreements and undertakings provided for hereunder shall constitute the entire agreement of the parties and supersedes any and all prior agreements, oral or written, with respect to the subject matter contained herein. There are no other agreements, representations, warranties or other understandings between the parties in connection with this transaction which are not set forth in this Agreement and Exhibits hereto.

         5.09 Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as valid under Applicable Law.

         5.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the substantive laws and procedural procedures of the State of Tennessee, without regard to any applicable conflicts of Laws.

         DULY EXECUTED by the parties hereto as of the date first above written.

                                    COMMUNITY FIRST, INC.


                                    By:    /s/  Marc R. Lively
                                       -----------------------------------------
                                       Marc R. Lively, President


                             COMMUNITY FIRST BANK & TRUST


                                    By:    /s/  Mark W. Hines
                                       -----------------------------------------
                                       Mark W. Hines, President

                                INDEX OF EXHIBITS

                                                                Exhibit
Description of Exhibit                                        Designation
----------------------                                        -----------
Articles of Share Exchange                                    Exhibit A

Transmittal Letter                                            Exhibit B

                                   EXHIBIT "A"

                           ARTICLES OF SHARE EXCHANGE

         Pursuant to the provisions of Sections 48-21-104 of the Tennessee Business Corporation Act (the "Act"), the undersigned corporations, by and through their respective boards of directors, adopt the following Articles of Share Exchange:

         1. The Agreement and Plan of Share Exchange (the "Agreement"), in the form attached hereto, was approved by the Board of Directors of Community First Bank & Trust (the "Bank") in the manner prescribed in the Act, Shareholder approval not being required pursuant to Section 48-21- 104(h) of the Act.

         2. The Agreement was approved by the Board of Directors of Community First, Inc. (the "Company") in the manner prescribed in the Act, Shareholder approval not being required pursuant to the Act because the Company has not had shareholders prior to the effective date of these Articles of Share Exchange.

         3. As to the Bank, the Agreement was duly adopted at a meeting of the board of directors on April 16, 2002. The Bank is a Tennessee-chartered commercial banking corporation. Its charter of incorporation is filed in Maury County, Tennessee, and with the Tennessee Secretary of State.

         4. As to the Company, the Agreement was duly adopted at a meeting of the board of directors on April 16, 2002. The Company is a domestic corporation registered as a bank holding company under the Bank Holding Company Act of 1956. Its charter of incorporation is filed in Maury County, Tennessee, and with the Tennessee Secretary of State.

         5. The share exchange is to take effect upon the filing of these Articles of Share Exchange with the Tennessee Secretary of State. A copy will also be filed with the Federal Reserve System Board of Governors, the Tennessee Department of Financial Institutions, and the Register's Office for Maury County, Tennessee.

                  Dated:  April 16, 2002



                                   COMMUNITY FIRST BANK & TRUST



                                   By:
                                      --------------------------------------
                                         Mark W. Hines, President



                                   By:
                                      --------------------------------------
                                         Marc Lively, Secretary



                                   COMMUNITY FIRST, INC.



                                   By:
                                      --------------------------------------
                                         Marc R. Lively, President



                                   By:
                                      --------------------------------------
                                         Mark W. Hines, Secretary

                                   EXHIBIT "B"

                               TRANSMITTAL LETTER

    TO BE SIGNED BY EACH SHAREHOLDER AND ACCOMPANY CERTIFICATES FOR SHARES OF
               COMMON STOCK OF COMMUNITY FIRST BANK TRUST ("BANK")
 TO BE SURRENDERED IN EXCHANGE FOR CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF
                        COMMUNITY FIRST, INC. ("COMPANY")
   IN CONNECTION WITH THE SHARE EXCHANGE APPROVED BY THE RESPECTIVE BOARDS OF
            DIRECTORS OF BANK AND COMPANY ON ________________, 2002.


         This Transmittal Letter should be completed, signed and submitted together with your certificate(s) evidencing shares of common stock of Community First Bank & Trust (the "Bank") to Donna Fogg, Vice-President, Community First Bank & Trust, 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

                       PLEASE READ THIS LETTER CAREFULLY.
                         THEN COMPLETE ITEMS 1 AND 2 AND
                         RETURN THIS DOCUMENT, TOGETHER
                      WITH YOUR CERTIFICATE(S) AS DIRECTED.


Dear Mr. Hines:

         In connection with the exchange of shares between the Bank and the Company, approved by the respective boards of directors of the Bank and the Company (the "Exchange"), the undersigned herewith surrenders the certificate(s) listed below, which represent shares of Bank common stock, par value $10.00 per share ("Bank Stock"), and which as a result of the Exchange represent the right to receive a like number of shares of Company common stock, par value $10.00 per share ("Company Stock"). The undersigned has sole and exclusive record title to and ownership of all of Bank Stock registered in the undersigned's name. The Bank Stock owned by the undersigned is free and clear of any liens, restrictions, claims, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever, except applicable restrictions under federal and state securities law, if any. The Bank Stock described below represents all of the stock owned by the undersigned in the Bank.

         1.       SHAREHOLDER INFORMATION

               TO BE COMPLETED BY EACH SHAREHOLDER (Please Print)

Name of Registered Holder (as it appears on             Certificate Number(s)                Number of Shares
Certificate(s))*



Total Number of Shares:____________________          * Attach schedule if necessary.

         If you have more than one certificate and if one certificate is registered in a different form of name than another (e.g., one certificate includes your middle initial and another certificate does not), list all such forms of registration above.

         2.       SIGNATURE(S)

               HOLDERS OF BANK STOCK CERTIFICATES MUST SIGN HERE.


PLEASE SIGN HERE*

X_____________________________________               Name(s)___________________________________________
                                                              (Please Print)

X_____________________________________               Name(s)___________________________________________
                                                              (Please Print)

X_____________________________________               Name(s)___________________________________________
         (Signature(s) of Owner(s)                            (Please Print)

* IMPORTANT NOTE:                                    Principal Residence/Domicile:

THIS TRANSMITTAL LETTER MUST BE SIGNED BY            __________________________________________________
THE REGISTERED HOLDER(S) OF BANK STOCK
EXACTLY AS THEIR NAME(S) APPEAR(S) ON THE            __________________________________________________
CERTIFICATE(S) OR BY ASSIGNEES OF
REGISTERED HOLDER(S) OR PERSON(S)                    __________________________________________________
AUTHORIZED TO ACT ON BEHALF OF REGISTERED
HOLDERS BY CERTIFICATES AND DOCUMENTS
TRANSMITTED HEREWITH.  IF SIGNATURE IS BY AN         __________________________________________________
OFFICER OF A CORPORATION, AN ATTORNEY-IN-FACT,                (Area Code and Telephone Number)
EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN
OR OTHERS ACTING IN A REPRESENTATIVE OR
FIDUCIARY CAPACITY, SET FORTH FULL TITLE AND SEE
INSTRUCTION 3.                                       __________________________________________________
                                                              (Tax Identification or Social Security Number)


Dated:  _________________________, 2002


              INSTRUCTIONS FOR COMPLETION OF THE TRANSMITTAL LETTER

         1. GENERAL. This Transmittal Letter (or a facsimile hereof) must be properly completed and signed in the exact manner in which the certificate(s) being surrendered herewith is (are) registered. The completed and executed Transmittal Letter, together with the certificate(s) and any required supporting documents, must be delivered to the Bank before the Company Stock certificates will be delivered to you. the method of delivery of all documents is at the choice and the risk of the holder. If sent by mail, then registered mail, return receipt requested, is recommended.

         2. EXCHANGE PROCEDURES. It is very important that all Bank Stock certificates registered in your name are surrendered for exchange at the same time.

         3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Transmittal Letter should correspond exactly with the name(s) as written on the face of the certificate(s) being surrendered herewith unless Bank Stock certificates described on this Transmittal Letter have been assigned by the registered holder(s) (including any assignment by operation of law), in which event this Transmittal Letter should be signed in exactly the same form as the name on the last transferee indicated on the transfers attached to or endorsed on the certificate(s).

         4. LOST OR DESTROYED CERTIFICATES. If your Bank Stock certificate(s) has (have) been lost, stolen, or destroyed, notify the Bank of this fact promptly at its address set forth in Paragraph 6 below. You will then be instructed as to the steps you must take in order to surrender the shares which you own.

         5. DETERMINATION OF QUESTIONS. All questions with respect to compliance with the terms of this Transmittal Letter will be determined by the Company in its sole discretion. The Company shall have the right to reject any and all Transmittal Letters not in proper form or to waive any irregularities in any Transmittal Letter.

         6. QUESTIONS AND REQUESTS FOR INFORMATION. Questions and requests for information or assistance relating to the Transmittal Letter should be directed to Donna Fogg, Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, TN 38401, facsimile (931-388-3188), telephone (931-380-2265). Additional copies of the Transmittal Letter may be obtained from the Company at its indicated address, or you may copy the form of the Transmittal Letter.